Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

March 31, 2023

Smart for Life, Inc.

990 S Rogers Circle, Suite 3

Boca Raton, FL 33487

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Smart for Life, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $150,000,000, or the equivalent thereof, of (a) the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (b) the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) depositary shares of the Company representing a fractional interest in a shares of Preferred Stock (the “Depositary Shares”); (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”); (f) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or units consisting of some or all of these securities (the “Subscription Rights”); (g) purchase contracts of the Company with respect to the securities of the Company (the “Purchase Contracts”); and (h) units consisting of two or more securities described above in any combination (the “Units”) (the Common Stock, Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2
March 31, 2023

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to Common Stock or Preferred Stock, that there will be sufficient Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The term “Board” means the Board of Directors of the Company or a duly constituted and acting committee thereof.

Based on such examination, we are of the opinion that:

1. With respect to the Common Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the Common Stock and related matters; and (b) the Common Stock has been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof, and related matters, including the filing of a certificate of designation (a “Designation”) relating to such Preferred Stock; and (b) the Preferred Stock has been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

PG. 3
March 31, 2023

4. With respect to Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Designation relating to the Preferred Stock underlying such Depositary Shares; (b) the Deposit Agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related Depositary Receipts (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

5. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Subscription Rights, when: (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Subscription Rights, the terms of the offering thereof, and related matters and (b) the rights agreement under which the Subscription Rights are to be issued has been duly authorized and validly executed and delivered by the Company, and upon payment of the consideration for the Subscription Rights provided for in such rights agreement, if any, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Contracts, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts and related matters and (b) the agreement under which the Purchase Contracts are to be issued has been duly authorized and validly executed and delivered by the Company, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units) and related matters; and (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

PG. 4
March 31, 2023

Our opinion that any document is legal, valid and binding is qualified as to: (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America, the laws of the State of New York as to the enforceability of the Debt Securities and the General Corporation Law of the State of Delaware as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC